UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 22, 2012

Colfax Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34045	54-1887631
(State or other jurisdiction Of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8170 Maple Lawn Boulevard, Suite 180 Fulton, MD	20759
(Address of principal executive offices)	(Zip Code)

(301) 323-9000

(Registrant’s telephone number, including area code.)

(Former name and former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors (the “Board”) of the Company has appointed Steven E. Simms as the Company’s President and Chief Executive Officer, effective April 22, 2012. Mr. Simms succeeds Clay H. Kiefaber, who resigned as President and Chief Executive Officer and who has accepted a new position as Chief Executive Officer of the Company’s ESAB Global business and Executive Vice President of the Company, effective April 22, 2012. Both Mr. Kiefaber and Mr. Simms will remain directors of the Company.

Biographical Information Regarding Mr. Simms

Mr. Simms, age 56, has served as a director of the Company since July 27, 2011. He is Chairman of the Board of Directors of Apex Tools, a joint venture between the Danaher Tool Group and Cooper Tools, and a former Executive Vice President of Danaher Corporation. Mr. Simms held a variety of leadership roles during his 11-year career at Danaher. He became Executive Vice President in 2000 and served in that role through his retirement in 2007, during which time he was instrumental in Danaher’s international growth and success. He previously served as Vice President–Group Executive from 1998 to 2000 and as an executive in Danaher’s tools and components business from 1996 to 1998. Prior to joining Danaher, Mr. Simms held roles of increasing authority at Black & Decker Corporation, most notably President–European Operations and President–Worldwide Accessories. Mr. Simms started his career at the Quaker Oats Company where he held a number of brand management roles.

Employment Agreement with Mr. Simms

On April 22, 2012, the Company and Mr. Simms entered into an employment agreement (the “Employment Agreement”).

The term of the Employment Agreement is three years with automatic one-year renewals unless the Board or Mr. Simms elects not to extend the term of the Employment Agreement by providing the other party with 90 days’ written notice. Mr. Simms’ base salary is set at $950,000, which can be increased but not decreased by the Board during the term of the Employment Agreement. In addition, Mr. Simms is entitled to participate in the Company’s annual cash incentive program. Mr. Simms’ annual cash incentive target is at least 125% of his annual base salary then in effect. For 2012 and any other partial fiscal year during the term of the Employment Agreement, the 125% target is pro-rated.

Under the Employment Agreement, as a signing bonus, Mr. Simms was granted 350,000 stock options. In addition, under the Employment Agreement, Mr. Simms was granted a long-term incentive award comprised of 364,286 stock options and 159,475 performance-based restricted stock units. All of the stock options and, if earned, the performance-based restricted stock units will fully vest on April 21, 2015 conditioned on continued employment on such date. The exercise price of the stock options is equal to the closing price of the Company’s common stock on the New York Stock Exchange on April 20, 2012. The options expire seven years from the grant date. The performance-based restricted stock units are subject to the achievement of performance objectives and are subject to cancellation in the event the performance objectives are not achieved.

If Mr. Simms is terminated by the Company without “cause” (and not on account of disability ) or resigns for “good reason” (each as defined in the Employment Agreement), he will be entitled to (i) a lump sum severance payment equal to one times his base salary then in effect and his target annual incentive compensation, if any, paid in the year prior to termination, (ii) a lump sum severance payment equal to his pro rata annual incentive compensation for the year of termination, subject to the performance criteria having been met for that year, (iii) pro-rata vesting of his equity awards that are subject only to time-vesting based on service, and (iv) pro-rata vesting of his performance-based equity awards if the performance objectives are achieved at the end of the performance period.

In addition, if Mr. Simms is terminated by the Company without “cause” or he resigns for “good reason” within three months prior to a “change in control event,” or within two years after a “change in control” (each as defined in the Employment Agreement), he will be entitled to (i) a lump sum severance payment equal to two times his base salary then in effect and his target annual incentive compensation, if any, paid in the year prior to termination, (ii) a lump sum severance payment equal to his pro rata annual incentive compensation for the year of termination, and (iii) immediate vesting of all equity awards. Mr. Simms’ vested stock options shall remain exercisable for their entire term despite his termination. Mr. Simms’ right to the severance payments is conditioned on his execution of a waiver and release agreement in favor of the Company.

The Employment Agreement contains confidentiality, non-competition, non-solicitation, and non-disparagement restrictions during the term of the Employment Agreement and for certain specified periods thereafter.

The Employment Agreement also provides for Mr. Simms to receive health insurance commensurate with the benefits that the Company provides our senior executives.

The foregoing summary of the terms and conditions of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, which is attached hereto as Exhibit 10.1.

Amendment to Executive Employment Agreement with Mr. Kiefaber

In connection with Mr. Kiefaber’s resignation as President and Chief Executive Officer of the Company and his new position as Chief Executive Officer of the Company’s ESAB Global business and Executive Vice President of the Company, the Company and Mr. Kiefaber entered into an amendment to the employment agreement between Mr. Kiefaber and the Company, dated March 24, 2011 (the “Amendment”).

The Amendment provides that Mr. Kiefaber will be the Chief Executive Officer of ESAB Global and Executive Vice President of the Company. The Amendment provides for pro-rata vesting of stock options and, subject to prior achievement of the performance criteria, performance-based restricted stock units in the event Mr. Kiefaber’s employment with the Company is terminated without “cause” (and not on account of disability) or if Mr. Kiefaber resigns from the Company for “good reason” (each as defined in the Employment Agreement). The Amendment also provides for pro-rata vesting of other performance-based restrictive stock units in the event the performance criteria ultimately are achieved.

The foregoing summary of the terms and conditions of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is attached hereto as Exhibit 10.2.

Resignation of Mr. Bunting

On April 22, 2012, Joseph O. Bunting III resigned from the Board. Mr. Bunting’s resignation was not due to any disagreement with the Company and was done to permit the Board to maintain a majority of independent directors following the appointment of Mr. Simms as President and Chief Executive Officer of the Company.

Consulting Agreement with Mr. Bunting

In addition, on April 22, 2012, the Board and Mr. Bunting entered into an consulting agreement (the “Consulting Agreement”). Under the Consulting Agreement, Mr. Bunting has agreed to serve as a strategic advisor to the Board and to the Company’s management. The Consulting Agreement has no specific term, and may be terminated by the Board or Mr. Bunting at any time. Under the Consulting Agreement, Mr. Bunting will receive an annual fee of $20,000, payable on a quarterly basis.

The foregoing summary of the terms and conditions of the Consulting Agreement is qualified in its entirety by reference to the full text of the Consulting Agreement, which is attached hereto as Exhibit 10.3.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Employment Agreement, dated April 22, 2012, between Steven E. Simms and Colfax Corporation.

10.2	Amendment to Employment Agreement, dated April 22, 2012, between Clay H. Kiefaber and Colfax Corporation.

10.3	Consulting Agreement, dated April 22, 2012, between Joseph O. Bunting III and Colfax Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 23, 2012	COLFAX CORPORATION

	By:	/s/ C. Scott Brannan
		Name:	C. Scott Brannan
		Title:	Senior Vice President, Finance and Chief Financial Officer

Exhibit Index

Exhibit Number	Description

10.1	Employment Agreement, dated April 22, 2012, between Steven E. Simms and Colfax Corporation.

10.2	Amendment to Employment Agreement, dated April 22, 2012, between Clay H. Kiefaber and Colfax Corporation.

10.3	Consulting Agreement, dated April 22, 2012, between Joseph O. Bunting III and Colfax Corporation.